EXHIBIT 10.17

HERITAGE BANK
ENDORSEMENT METHOD
SPLIT DOLLAR AGREEMENT
(By and Between HERITAGE BANK and _______________)

Insurer/Policy:

Employer/Bank:	HERITAGE BANK

Insured:

Relationship of Insured to Bank:	Executive

Effective Date:	______, 2015

The respective rights and duties of HERITAGE BANK (hereinafter the “Bank”), a state-chartered commercial bank with its principal offices located in the city of Olympia, Washington, and _______________ (hereinafter the “Insured”) in the above-referenced Policy(ies) shall be pursuant to the terms set forth below:
A.Insured is currently an employee and officer of the Bank and the Bank desires to retain the  services of the Insured for a considerable period.
B.The Bank desires to provide Insured with certain death benefits under a life insurance policy that the Bank has purchased on the life of Insured.
NOW, THEREFORE, the parties hereto, for and in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, do hereby agree as follows:

1.	DEFINITIONS.
Refer to the Policy(ies) contract for the definition of any terms in this Heritage Bank Endorsement Method Split Dollar Agreement (hereinafter, this “Agreement”) that are not defined herein. If the definition of a term in the Policy(ies) is inconsistent with the definition of a term in this Agreement, then the definition of the term as set forth in this Agreement shall supersede and replace the definition of the terms as set forth in the Policy(ies).

A.
Accelerated Benefit. The term “Accelerated Benefit” shall mean amounts requested and received pursuant to any Policy(ies) rider permitting the policyowner or Insured access to portions of the eligible death benefit in the event the Insured is diagnosed with a chronic or terminal illness as required by the individual Policy(ies).

B.
Beneficiary. The term “Beneficiary” shall mean that person or those persons, trusts, estates or other entities, designated in accordance with the terms of Paragraph 3 below that are entitled to receive benefits under this Agreement upon the death of Insured.

C.
Beneficiary Designation Form. The “Beneficiary Designation Form” means the form established from time to time by the Bank and the Administrator, which an Insured completes, signs and returns in order to designate one or more Beneficiaries.

D.	Board. The term “Board” shall mean the Board of Directors of the Bank.

E.	Claimant. The term “Claimant” shall have the meaning assigned to an individual who makes a claim pursuant to the provisions of Paragraph 11 below.

F.	Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

G.	ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

H.
Final Base Salary. The term “Final Base Salary" shall mean the Insured’s annual rate of salary on the date of death, including salary Insured could have received in cash in lieu of (i) contributions made on Insured's behalf to a qualified plan maintained by the Bank or to any cafeteria plan under Section 125 of the Code maintained by the Bank and (ii) deferrals of compensation made at the Insured's election pursuant to a plan or arrangement of the Bank or an affiliate, but excluding any bonuses, incentive pay or special awards.

I.	Insurer. The term “Insurer” shall mean each life insurance carrier that has issued a Policy that has been made part of and is subject to this Agreement.

J.	NEO. The term “NEO” shall mean each named executive officer set forth in Heritage Financial Corporation’s annual proxy statement for the applicable year.

K.	Net Amount-at-Risk. The term “Net Amount-at-Risk” (hereinafter “NAR”) shall be defined as the total proceeds of the Policy(ies) less the cash value of the Policy(ies).

L.	Plan. The term “Plan” refers to this arrangement, as evidenced by this Agreement, whereby Insured (or Insured’s Beneficiary) is entitled to receive a benefit.

M.	Policy(ies). The term “Policy(ies)” shall mean that life insurance policy or those policies referenced above and have been made part of, and are subject to, this Agreement.

N.
Separation From Service. The term “Separation from Service” (or “Separates From Service”) shall be read and interpreted so as to be consistent with Code Section 409A and any future notices or guidance related thereto. Furthermore, in the event Insured serves as both an Executive and Director, then whether a Separation From Service has occurred shall be determined in accordance with the Code Section 409A specifications regarding “dual status” participants.

2.	POLICY(IES) TITLE AND OWNERSHIP.
Title and ownership of the Policy(ies) shall reside in the Bank for its use and for the use of the Insured all in accordance with this Agreement. The Bank, in its sole discretion, may surrender or terminate the Policy(ies) at any time and for any reason and may borrow from or withdraw cash value from the Policy(ies) at any time in its sole discretion. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the subject Policy(ies), then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

3.	BENEFICIARY DESIGNATION RIGHTS.
The Insured (or assignee) shall have the right and power to designate one or more “Beneficiary” or “Beneficiaries” to receive the Insured’s share of the proceeds payable upon the death of the Insured, and to elect and change a payment option for such Beneficiary, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement.
A divorce will automatically revoke the portion of a Beneficiary Designation Form designating the former spouse as a Beneficiary. The former spouse will be a Beneficiary under this Agreement only if a new Beneficiary Designation Form naming the former spouse as Beneficiary is filed after the date the dissolution decree is entered.
In the event the Insured fails to designate a Beneficiary, any benefits hereunder shall be payable to the estate of the Insured.

4.	PREMIUM PAYMENT METHOD.
Subject to the Bank’s absolute right to surrender or terminate the Policy(ies) at any time and for any reason, the Bank shall pay the premium required for each Policy as it becomes due.

5.	TAXABLE BENEFIT/REPORTING REQUIREMENTS.

Annually the Insured will receive a taxable benefit equal to the assumed cost of insurance as required by the Internal Revenue Service. The Bank will report to the Insured the amount of imputed income each year on Form W-2 or its equivalent so that the Insured can properly include such amounts in taxable income. Other than with respect to any NEO’s, at the end of each calendar year, the Bank shall pay to the Insured an amount equal to an estimate of all federal and state income taxes incurred by Insured as a result of the taxable benefit under this Paragraph (the "Gross-up"). If, as a result of any Gross-up payments made to Insured, Insured incurs additional tax liability, then the Bank shall provide an additional Gross-up payment to Insured to offset any additional tax liability ("Double Gross-up").

6.	DIVISION OF DEATH PROCEEDS.
Subject to Paragraphs 7 and 8 herein, the division of the death proceeds of the Policy(ies) is as follows:

A.
In the event Insured has not yet Separated From Service at the time of death, then, upon the death of Insured, Insured’s Beneficiary(ies) shall be entitled to receive an amount equal to the lesser of one hundred percent (100%) NAR or one (1) times the Final Base Salary.

B.
Should the Insured Separate From Service for any reason other than death (the circumstances of which are governed by Paragraph 6A, then neither the Insured nor the Insured’s Beneficiary(ies) shall be entitled to receive any amount of the Policy(ies) proceeds pursuant to this Agreement.

C.	The Bank may select which Policy(ies) shall be used to pay benefits due under this Agreement.

D.	The Bank shall be entitled to the proceeds of any Policy(ies) payable after payment to the Insured’s Beneficiary(ies) under Paragraph 6A.

E.
The Bank and the Insured (or assignees) shall share in any interest due on the death proceeds on a pro rata basis as the proceeds due each respectively bears to the total proceeds, excluding any such interest.

F.	Any refund of unearned premium as provided in any Policy(ies) shall be paid to the Bank.

7.	ACCELERATED BENEFIT IN THE EVENT OF TERMINAL OR CHRONIC ILLNESS (AS APPLICABLE) AND DIVISION OF CASH SURRENDER VALUE OF THE POLICY(IES).
Provided Insured’s right to receive benefits under this Agreement has not terminated pursuant to the provisions of Paragraph 8 herein, and provided the Policy(ies) provides for such option through an accelerated benefit or living benefit rider (i.e., generally requiring that the Insured is either terminally or chronically ill), Insured shall have the right to request, in writing, the full amount to which he is entitled under this Agreement, and subject to any further limitation on dollar amounts imposed by the Policy(ies). Any Accelerated Benefit paid to the Insured hereunder shall be deducted from any amounts to which Insured or his Beneficiary(ies) is (or may be) entitled pursuant to the provisions of Paragraph 6 above. Neither The Bank nor Corrigan & Company (PFIS) make any representations or warranties about the tax consequences of such a request for accelerated or living benefits.
In addition, and subject to the forgoing, at all times prior to the Insured’s death, the Bank shall be entitled to an amount equal to the Policy(ies)’s cash value, as that term is defined in the Policy(ies) contract, less any Policy loans, accelerated benefits and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

8.	TERMINATION OF AGREEMENT.
This Agreement shall terminate upon (i) Insured’s Separation From Service, (ii) upon the mutual written agreement of the Bank and the Insured, (iii) upon distribution of the death benefit proceeds in accordance with Paragraph 6 above, or (iv) in the event that the Bank sells or surrenders the Policy(ies) subject to this Agreement. In addition, this Agreement shall also terminate in the event Insured requests and receives an Accelerated Benefit under Paragraph 7, in an amount equal to the amount he is (or may be) entitled to receive pursuant to the provisions of Paragraph 6 above.

9.	INSURED’S OR ASSIGNEE’S ASSIGNMENT RIGHTS.
The Insured may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy(ies) nor any rights, options, privileges or duties created under this Agreement.

10.	AGREEMENT BINDING UPON THE PARTIES.
This Agreement shall bind the Insured and the Bank, their heirs, successors, personal representatives and assigns.

11.	ADMINISTRATIVE AND CLAIMS PROVISIONS.
The following provisions are part of this Agreement and are intended to satisfy ERISA claims requirements:

A.	Named Fiduciary and Plan Administrator.
The Named Fiduciary and Plan Administrator (hereinafter “Administrator) of this Agreement shall be the Board. The Administrator may designate a replacement Administrator at any time, or may delegate to others certain responsibilities, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

B.	Powers and Duties of Administrator.

(i)	Construe and interpret the provisions of this Agreement;

(ii)	Adopt, amend or revoke rules and regulations for the administration of this Agreement, provided they are not inconsistent with the provisions of this Agreement;

(iii)
Provide appropriate parties with such returns, reports, descriptions and statements as may be required by law, within the times prescribed by law and to make them available to the Insured (or the Insured’s Beneficiary) when required by law;

(iv)	Take such other action as may be reasonably required to administer this Agreement in accordance with its terms or as may be required by law;

(v)	Withhold applicable taxes and file with the Internal Revenue Service appropriate information returns with respect to any payments and/or benefits provided hereunder;

(vi)	Appoint and retain such persons as may be necessary to carry out its duties as administrator.

C.	Dispute Over Benefits.
In the event a dispute arises over the benefits under this Plan and benefits are not paid to the Insured (or to the Insured’s Beneficiary(ies), if applicable) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator named above in accordance with the following procedures:

(i)	Written Claim. Claimant may file a written request for such benefit to the Administrator.

(ii)
Claim Decision. Upon receipt of such claim, the Administrator shall respond to such claimant within ninety (90) days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional ninety (90) days for reasonable cause by notifying Claimant in writing, prior to the end of the initial ninety (90) day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

If the claim is denied in whole or in part, the Administrator shall notify Claimant in writing of such denial. The Administrator shall write the notification in a manner calculated to be understood by Claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	The specific reference to pertinent provisions of the Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for Claimant to perfect the claim and an explanation of why such material or information is necessary;

(d)	Appropriate information as to the steps to be taken if Claimant wishes to submit the claim for review and the time limits applicable to such procedures; and

(e)	A statement of Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

(iii)
Request for Review. Within sixty (60) days after receiving notice from the Administrator that a claim has been denied (in part or all of the claim), then Claimant (or their duly authorized representative) may file with the Administrator, a written request for a review of the denial of the claim.

Claimant (or his duly authorized representative) shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Administrator shall also provide Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to Claimant’s claim for benefits.

(iv)
Decision on Review. The Administrator shall respond in writing to Claimant within sixty (60) days after receiving the request for review. If the Administrator determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The notice of extension must set forth the special circumstances requiring an extension of time and the date by which the Administrator expects to render its decision.

In considering the review, the Administrator shall take into account all materials and information Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
The Administrator shall notify Claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by Claimant. The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)
A statement that Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to Claimant’s claim for benefits; and

(d)	A statement of Claimant’s right to bring a civil action under ERISA Section 502(a).

(v)
Special Timing and Rules for Disability Claims. In the event a claim above is a claim for disability benefits, then the applicable time periods for notifying Claimant regarding benefit determinations shall be reduced as required by 29 CFR 2560.503-1. Thus, the Administrator shall provide notice to Claimant, within a reasonable period of time, but not later than forty five (45) days after receipt of the claim. This period may be extended by up to thirty (30) days, provided that the Administrator both determines that such an extension is necessary due to matters beyond the control of the plan and notifies Claimant, prior to the expiration of the initial forty five (45) day period, of the circumstances requiring the extension of time and the date by which the plan expects to render a decision. If, prior to the end of the first thirty (30) day extension period, the Administrator determines that, due to matters beyond the control of the plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days, provided that the Administrator notifies Claimant, prior to the expiration of the first thirty (30) day extension period, of the circumstances requiring the extension and the date as of which the plan expects to render a decision. In the case of any extension under this paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and Claimant shall be afforded at least forty five (45) days within which to provide the specified information. In addition to complying with such timing rules, a claim under this paragraph shall comply with all procedural requirements under ERISA.

12.	GENDER.
Whenever in this Agreement words are used in the masculine, feminine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

13.	INSURANCE COMPANY NOT A PARTY TO THIS AGREEMENT.
The Insurer shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy(ies) provisions shall fully discharge the Insurer from any and all liability.

14.	SEVERABILITY AND INTERPRETATION.
If a provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nonetheless be enforceable according to their terms. Further, in the event that any provision is held to be overbroad as written such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to law and enforced as amended.

15.	APPLICABLE LAW.
The laws of the State of Washington shall govern the validity and interpretation of this Agreement.

16.	EFFECT OF THE LIFE INSURANCE POLICY’S CONTESTABILITY CLAUSES.
The parties herein understand and agree that the payment of the benefits provided herein are subject to the Policy’s (Policies’) suicide and contestability clauses and other such clauses, and if such clauses preclude the Insurer from paying the full death proceeds, then, in such event, no death benefits of whatever nature shall be payable to Insured’s (or Insured’s assignee’s) Beneficiary(ies) under this Agreement.

17.	OTHER AGREEMENTS.
The benefits provided for herein for Insured are supplemental life insurance benefits and shall not be deemed to modify, affect or limit any salary or salary increases, bonuses, profit sharing or any other type of compensation of Insured in any manner whatsoever.  No provision contained in this Agreement shall in any way affect, restrict or limit any existing employment agreement between the Bank and Insured, nor shall any provision or condition contained in this Agreement create specific rights of Insured or limit the right of the Bank to discharge Insured with or without cause.  Except as otherwise provided therein, nothing contained in this Agreement shall affect the right of Insured to participate in or be covered by or under any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation, retirement or fringe benefit plan constituting any part of the Bank’s compensation structure whether now or hereinafter existing.

18.	WITHHOLDING.
Notwithstanding any of the provisions hereof, the Bank may withhold from any payment to be made hereunder such amount as it may be required to withhold under any applicable federal, state or other law, and transmit such withheld amounts to the applicable taxing authority.

19.	COUNTERPARTS.
This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission of an executed counterpart.

20.	ASSIGNMENT OF RIGHTS.
None of the payments provided for by this Agreement shall be subject to seizure for payment of any debts or judgments against the Insured or any Beneficiary; nor shall the Insured or any Beneficiary have any right to transfer, modify, anticipate or encumber any rights or benefits hereunder; provided, however, that the undistributed portion of any benefit payable hereunder shall at all times be subject to set-off for debts owed by Insured to the Bank.

21.	NOTICE.
Any notice to be delivered to the Bank under this Agreement shall be sufficient if in writing and delivered by hand, or by first class, certified or registered mail at the address below:
Human Resources Director
Heritage Bank
Olympia Main Office
201 5th Avenue SW
Olympia, WA 98501
Any notice to be delivered to the Insured under this Agreement shall be sufficient if in writing and delivered by hand, or by first class, certified or registered mail at the last known address of the Insured.

22.	AMENDMENT.
No amendments or additions to this Agreement shall be binding unless in writing and signed by all  parties.  No waiver of any provision contained in this Agreement shall be effective unless it is in writing and signed by the party against whom such waiver is asserted.  Notwithstanding the foregoing, the Bank may amend, modify or terminate this Agreement (and may do so retroactively) without the consent and or approval of the Insured or any Beneficiary of the Insured if such amendment, modification or termination is necessary to ensure compliance with Code Section 409A or in order to avoid the application of any penalties that may be imposed upon the Insured and any Beneficiary of the Insured pursuant to the provisions of Code Section 409A.

This Agreement shall be effective as of the date first set forth above.
HERITAGE BANK

By:                             By:
Insured

Title:                             Date:

Date:

BENEFICIARY DESIGNATION FORM
FOR THE HERITAGE BANK
ENDORSEMENT METHOD
SPLIT DOLLAR AGREEMENT
(Agreement Effective Date _______, 2015)

**NOTE: In order to guarantee that the intended Beneficiary(ies) receive amounts owing hereunder, a new Beneficiary Designation Form should be submitted whenever there is a significant life event, such as a birth, marriage, separation, divorce, or death of intended Beneficiary.

PARTICIPANT/INSURED: ________________

I.	PRIMARY DESIGNATION
(You may refer to the beneficiary designation information prior to completion of this form.)

A.    Person(s) as a Primary Designation:
(Please indicate the percentage for each Beneficiary.)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

B.    Estate as a Primary Designation:

My Primary Beneficiary is The Estate of ___________________________________________ as set forth in the last will and testament dated the _____ day of _____________, _____ and any codicils thereto.

C.    Trust as a Primary Designation:

Name of the Trust: ____________________________________________________________
Execution Date of the Trust: _____ / _____ / _________
Name of the Trustee: __________________________________________________________
Beneficiary(ies) of the Trust (please indicate the percentage for each Beneficiary):
___________________________________________________________________________
___________________________________________________________________________
Is this an Irrevocable Life Insurance Trust? ________ Yes     ________ No
(If yes and this designation is for a Split Dollar agreement, an Assignment of Rights form should be completed.)

II.    SECONDARY (CONTINGENT) DESIGNATION

A.    Person(s) as a Secondary (Contingent) Designation:
(Please indicate the percentage for each Beneficiary.)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

Name___________________________________ Relationship___________________ / _______%

Address:_________________________________________________________________________
(Street)                    (City)        (State)        (Zip)

B.    Estate as a Secondary (Contingent) Designation:

My Secondary Beneficiary is The Estate of __________________________________________ as set forth in my last will and testament dated the _____ day of ___________, _____ and any codicils thereto.

C.    Trust as a Secondary (Contingent) Designation:

Name of the Trust: ____________________________________________________________

Execution Date of the Trust: _____ / _____ / _________

Name of the Trustee: __________________________________________________________
Beneficiary(ies) of the Trust (please indicate the percentage for each Beneficiary):
___________________________________________________________________________
___________________________________________________________________________

All sums payable under the Endorsement Method Split Dollar Agreement by reason of my death shall be paid to the Primary Beneficiary(ies), if he or she survives me, and if no Primary Beneficiary(ies) shall survive me, then to the Secondary (Contingent) Beneficiary(ies). This beneficiary designation is valid until the participant notifies the bank in writing.

Insured                                Date

NOTE*** IF YOU RESIDE IN A COMMUNITY PROPERTY STATE (ARIZONA, CALIFORNIA, IDAHO, LOUISIANA, NEVADA, NEW MEXICO, TEXAS, WASHINGTON OR WISCONSIN), AND YOU ARE DESIGNATING A BENEFICIARY OTHER THAN YOUR SPOUSE, THEN IT IS RECOMMENDED THAT YOUR SPOUSE ALSO SIGN THE BENEFICIARY DESIGNATION FORM.

I am aware that my spouse, the above named Insured has designated someone other than me to be the Beneficiary and waive any rights I may have to the proceeds of such insurance under applicable community property laws. I understand that this consent and waiver supersedes any prior spousal consent or waiver under this plan.

Spouse Signature:______________________________    Date:_________________

Witness (other than insured) : ___________________________